News Release

HOPE BANCORP EXTENDS CEO KEVIN KIM’S EMPLOYMENT AGREEMENT;
ANNOUNCES ENHANCED ORGANIZATIONAL LEADERSHIP STRUCTURE;
NAMES KYU KIM REGIONAL PRESIDENT, EASTERN REGION

LOS ANGELES - May 3, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today announced that its Board of Directors (the “Board”) has entered into an amended and restated employment agreement with President and Chief Executive Officer Kevin S. Kim, 60, extending his tenure through March 31, 2022.

“Kevin Kim has done an outstanding job leading the organization through the initial physical integration following the transformative merger of equals completed last year,” said Chairman of the Board Steven S. Koh. “This extension of his employment agreement underscores the Board’s confidence and appreciation of his leadership as we continue making progress with the establishment of a new organizational culture that will foster greater achievements for years to come.”

Following the previously announced appointment of David P. Malone as Senior Executive Vice President and Chief Operating Officer of the Bank, the Company also announced the following changes to its organizational leadership structure, effective immediately and designed to establish a new foundation for improved organizational capacity, employee engagement, risk mitigation and customer experience:

•
Kyu S. Kim, 56, was named Senior Executive Vice President and Regional President of the Eastern Region, responsible for commercial lending in New York, New Jersey, Illinois, Texas, Virginia, Georgia and Alabama.

•	David Song, 53, was named Executive Vice President and Chief Lending Officer, responsible for commercial lending in the Western region, including California and Washington.

•	Jason Kim, 50, was named Executive Vice President and Chief Commercial Banking Officer, responsible for SBA and commercial real estate lending, loan operations and international trade operations.

•
David W. Kim, 51, was named Executive Vice President and Chief Retail Banking Officer, responsible for oversight of the branch network, credit card department, wealth management, online/mobile banking, deposit operations and treasury management services operations.

•	Alex Ko, 50, was named Executive Vice President and Chief Financial Officer of the Company’s subsidiary Bank of Hope.

•
Alex Kim, 51, was named Senior Vice President and Chief Corporate Banking Officer, responsible for syndication and specialty finance lending targeting the larger corporate entities with annual revenues above $200 million.

“I sincerely thank the Board of Directors for their trust and faith and look forward to working in close collaboration with them as we pursue our strategic growth objectives,” said Kevin S. Kim, President and Chief Executive Officer. “I would also like to commend Kyu Kim for her strong leadership. She has done an excellent job integrating and retaining the front line following the merger and continues to be a tremendous asset to the organization. With the physical integration now behind us, we are positioning the Company to better align all of our resources for greater growth and organizational efficiencies. With my extended engagement and enhanced organizational leadership structure that enables me to dedicate the majority of my time on business development, I believe the prospects are stronger than ever for Bank of Hope as the only super regional Korean-American bank in the nation.”

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.5 billion in total assets as of March 31, 2017. Formed through the merger of BBCN Bank and Wilshire Bank, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 65 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of the combined company, as well as the businesses and markets in which the combined company operates and is expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

# # #

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com